MODIFICATION OF PURCHASE AGREEMENT

         This MODIFICATION OF PURCHASE AGREEMENT (hereinafter referred to as the "Modification") is entered into by and between Dina, Inc. (hereinafter referred to as "Seller"), and Hospitality Plus Corporation, a Nevada corporation AND/OR ITS SUCCESSORS OR ASSIGNS (hereinafter referred to as "Purchaser"), for the purpose of reviving, ratifying and modifying some of the terms of that certain PURCHASE AGREEMENT (hereinafter referred to as the "Agreement") dated April 18, 2002, entered into by and between Seller and Purchaser.

                                    RECITALS:

         WHEREAS, the parties have agreed to modify the manner of payment, to extend the Closing Date, and to make other related changes to the Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, agreements and obligations set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged and confirmed, Seller and Purchaser do hereby agree as set forth below.

                             MODIFICATION AGREEMENT

         1. CLOSING DATE. The Closing Date set forth in Section 7.1 of the Agreement is hereby changed to on or before July 23, 2002.

         2. EARNEST MONEY DEPOSITS. Purchaser will, upon execution of this Agreement, deposit the sum of $25,000.00 in Earnest Money with Lawyers Title of El Paso, Inc. All Earnest Money will hereby be nonrefundable and deemed immediately earned by Seller.

         3. PURCHASE PRICE. The terms for the payment of the Purchase Price under Section 2.1 of the Agreement are hereby changed as follows:

(a)  Cash. Purchaser will pay cash in the amount of $300,000.00 at Closing.

(b) Stock. Two Million Two Hundred Thousand and No/100ths Dollars ($2,200,000.00) of the Purchase Price will be paid at Closing by the transfer of Two Million Two Hundred Thousand and No/100ths Dollars ($2,200,000.00) in shares, based on book value at Closing, of stock in Inn-Vestors, Inc. (the "Stock"). Within 100 days after the Closing Date, Seller will issue the Stock in a public offering making it readily marketable on a national securities exchange. At the Closing, Charles Wilkerson will execute a guaranty, in a form acceptable to Seller, wherein he will guarantee payment of the sum of Two Million Two Hundred Thousand and No/100ths Dollars ($2,200,000.00) in cash to Seller, in the event that the Stock is not listed on a national securities exchange within 100 days after the Closing Date, in exchange for the Stock delivered to Seller at Closing. Said cash payment, if necessary, will be made not later than 100 days after the Closing Date.
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         4. COMMISSIONS. All commissions payable under the Agreement (the
"Commission", whether one or more) will be paid with the applicable portion of the Stock described hereinabove in the name of the Broker. Notwithstanding anything herein to the contrary, the Commission amount will be nine percent (9%) of the Purchase Price. In the event the transaction contemplated by the Agreement and this Modification does not close, no Commission will be due.

         5. STOCK. Simultaneously with its execution of this Modification, Purchaser will provide Seller with a prospectus for Inn-Vestors, Inc., financial statements for Charles Wilkerson and any other information regarding the Stock and creditworthiness of Charles Wilkerson as reasonably requested. The terms of this Modification are expressly made contingent upon the execution of the guaranty, required hereinabove, by Charles Wilkerson, and upon Purchaser's approval of the Stock, which approval, if any, is expressly within the sole discretion of Seller. If Charles Wilkerson does not execute the aforementioned guaranty, or if Seller does not approve the Stock, Seller shall be authorized to terminate the Agreement as amended.

         6. RATIFICATION. By execution of this Modification, the Agreement is hereby revived, ratified and modified. Except as modified herein, the terms and provisions of the Agreement remain the same.

         7. MULTIPLE COUNTERPARTS. This Agreement may be executed in multiple counterparts which collectively will be deemed an original.



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         EXECUTED to be effective as of July 16, 2002.

                                     SELLER:

                                   DINA, INC.,
                                   a Texas corporation

                                   By:___________________________________
                                   Printed Name:_________________________
                                   Title:________________________________


                                   PURCHASER:

                                   HOSPITALITY PLUS CORPORATION,
                                   a Nevada corporation

                                   By:___________________________________
                                   Printed Name:_________________________
                                   Title:________________________________